United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 22, 2017

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. (the "Company") was held on March 22, 2017.   At the meeting, stockholders were asked to vote on the following matters:

1.	To elect three (3) directors to serve for three years. The shares so present were voted on Proposal 1 as follows:

	Votes For	Votes Withheld	Broker Non-Vote
Kevin J. Bannon	8,927,757	704,137	1,051,164
Richard Grellier	8,931,029	700,865	1,051,164
Charles D. Urstadt	8,968,575	663,319	1,051,164

2.	To ratify the appointment of PKF O'Connor Davies as the Company's independent registered public accounting firm for one year. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Vote
10,631,738	49,278	2,043	0

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Vote
9,441,150	106,376	84,368	1,051,164

4.	To vote, on an advisory basis, on the frequency the Company should hold the advisory vote on executive compensation (every 1, 2 or 3 years). The vote with respect to this proposal was:

1 Year	2 Years	3 Years	Abstain
1,749,539	27,033	7,812,120	43,202

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer